UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

From June 23, 2015 through June 30, 2015, WPCS International Incorporated (the “Company”) issued 157,202 shares of its common stock, par value $0.0001 per share (“Common Stock”), in transactions that were not registered under the Securities Act of 1933. The issuances on June 25, 2015 resulted in an increase in the number of shares of Common Stock outstanding by more than 5% compared to the number of shares of Common Stock reported outstanding in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 23, 2015. The Company has issued a total of 776,471 shares of Common Stock to holders of its Series F and F-1 and Series G-1 Convertible Preferred Stock upon the conversion of shares of Series F and F-1 and Series G-1Convertible Preferred Stock. The shares of Common Stock issued upon the conversion of shares of Series F and F-1 and Series G-1 Convertible Preferred Stock were issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act of 1933. As of June 30, 2015 the Company has 1,408,887 shares of Common Stock outstanding.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: June 30, 2015	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Interim Chief Executive Officer